UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 29, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 29, 2018, Convergent Media Systems Corporation (“CMS”), a wholly-owned subsidiary of Ballantyne Strong, Inc. (the “Company”), the Company, and Metrolina Alpharetta, LLC (“Metrolina”), closed the previously announced sale-leaseback transaction of CMS’s office facility in Alpharetta, Georgia (the “Alpharetta Facility”), pursuant to a contract of sale (the “Purchase Agreement”) under which CMS sold the Alpharetta Facility to Metrolina for a purchase price of $7.0 million, with the Company simultaneously leasing the Alpharetta Facility back pursuant to a 10-year lease agreement (the “Lease Agreement”) at an annual base rent equal to $600,000 during the first year of the lease term, with the annual rent thereafter increasing annually by 2%. As part of the closing, the Company also issued warrants to purchase up to 100,000 shares of the Company’s common stock pursuant to the previously filed warrant agreement (the “Warrant”). Copies of the Purchase Agreement, Lease Agreement and the Warrant have been previously filed by the Company.

At the closing, approximately $2.94 million of the sale proceeds was used to repay all outstanding amounts owed under, and to terminate, the $2.0 million five-year term loan and the line of credit of up to $1.0 million with blueharbor bank secured by the Alpharetta facility. The Company’s Chairman and Chief Executive Officer is a member of the board of directors of blueharbor bank. The funds managed by Fundamental Global Investors, LLC and its affiliates together beneficially own less than five percent of the stock of blueharbor bank. The Company’s Chairman and Chief Executive Officer is the Chief Executive Officer, Co-Founder and Partner, and another director of the Company is the President, Co-Founder and Partner, of Fundamental Global Investors, LLC.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Common Stock issuable upon the exercise of the warrants will be issued to an accredited investor in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: July 2, 2018	By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President, Chief Financial Officer